Exhibit 3(ii)

IMEDICOR, INC.
A NEVADA CORPORATION
AMENDED AND RESTATED BY-LAWS
EFFECTIVE AS OF
August 15, 2013

TABLE OF CONTENTS

4.2 Removal; Resignation	18
4.3 Vacancies	18
4.4 Chief Executive Officer	18
4.5 President	18
4.6 Chairman of the Board	18
4.7 Vice Presidents	18
4.7 Secretary	19
4.8 Assistant Secretaries	19
4.9 Chief Financial Officer	19
4.10 Execution of Negotiable Instruments, Deeds and Contracts	20

ARTICLE V CAPITAL STOCK	20
5.1 Issuance	20
5.2 Stock Certificates and Uncertificated Shares	20
5.3 Surrendered; Lost or Destroyed Certificates	21
5.4 Replacement Certificate	21
5.5 Transfer of Shares	22
5.6 Transfer Agent; Registrars	22
5.7 Miscellaneous	22

ARTICLE VI DISTRIBUTIONS	22

ARTICLE VII RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS	22
7.1 Records	22
7.2 Corporate Seal	22
7.3 Fiscal Year-End	22

ARTICLE VIII INDEMNIFICATION	23
8.1 Indemnification and Insurance	23
8.2 Amendment	25

ARTICLE IX CHANGES IN NEVADA LAW	25

ARTICLE X AMENDMENT OR REPEAL	26
10.1 Amendment of By Laws	26

AMENDED AND RESTATED BY-LAWS
IMEDICOR, INC

a Nevada corporation

ARTICLE I
OFFICES

Section 1.1  Principal Office. The principal executive office for the transaction of business of iMedicor, Inc.(the "Corporation") shall be fixed or may be changed by the approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places as the Board of Directors (the :"Board") may from time to time designate. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on these By-Laws by the Secretary opposite this section, or this Section may be amended to state the new location.

Section 1.2 Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The street address of the Corporation’s registered agent is the registered office of the Corporation in Nevada.

ARTICLE II
SHAREHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, directors shall be elected and any other business may be transacted as may be properly brought before the meeting pursuant to these Amended and Restated By-Laws (as amended from time to time, these “By-Laws”).

Section 2.2 Special Meetings.

(a) Subject to any rights of shareholders set forth in the articles of incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”), special meetings of the shareholders may be called only by the Chairman of the Board or the Chief Executive Officer or, if there be no Chairman of the Board and no Chief Executive Officer, by the President, and shall be called by the Secretary upon the written request of at least a majority of the Board of Directors. Such request shall state the purpose or purposes of the meeting. Shareholders shall have no right to request or call a special meeting.

(b) No business shall be acted upon at a special meeting of shareholders except as set forth in the notice of the meeting.

Section 2.3 Place of Meetings. Any meeting of the shareholders of the Corporation may be held at the Corporation’s registered office in the State of Nevada or at such other place in or out of the State of Nevada and the United States as may be designated in the notice of meeting. A waiver of notice signed by all shareholders entitled to vote thereat may designate any place for the holding of such meeting.

Section 2.4 Notice of Meetings; Waiver of Notice.

(a) The Chairman of the Board of Directors, Chief Executive Officer, if any, the President, the Secretary, or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the shareholders written notice of any shareholders’ meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting, the means of electronic communication, if any, by which the shareholders or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the Nevada Revised Statutes (“NRS”), including, without limitation, NRS 78.379, 92A.120 or 92A.410.

(b) In the case of an annual meeting, subject to Section 2.13 below, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenters’ rights is to be submitted to a vote, the notice of the meeting must state that the shareholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

(c) A copy of the notice shall be personally delivered or mailed postage prepaid, or as may provided by the Securities Act of 1933, the Securities & exchange Act of 1934, and the Rules thereunder, to each shareholder of record at the address appearing on the records of the Corporation. Upon mailing, or electronic delivery, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any shareholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such shareholder at the registered office of the Corporation. Notwithstanding the foregoing and in addition thereto, any notice to shareholders given by the Corporation pursuant to Chapters 78 or 92A of the NRS, the Articles of Incorporation or these By-Laws may be given pursuant to the forms of electronic transmission listed herein, if such forms of transmission are consented to in writing by the shareholder receiving such electronically transmitted notice and such consent is filed by the Secretary in the corporate records. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the shareholder to receive notice, (ii) by electronic mail when directed to an e-mail address consented to by the shareholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the shareholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the shareholder. The shareholder consent necessary to permit electronic transmission to such shareholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the shareholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the Secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

(d) The written certificate of an individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the shareholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice and, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission shall be prima facie evidence of the facts stated in the affidavit.

(e) Any shareholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.5 Determination of Shareholders of Record.

(a) For the purpose of determining the shareholders entitled to (i) notice of and to vote at any meeting of shareholders or any adjournment thereof, (ii) receive payment of any distribution or the allotment of any rights, or (iii) exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

(b) If no record date is fixed, the record date for determining shareholders: (i) entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any postponement of any meeting of shareholders to a date not more than sixty (60) days after the record date or to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

Section 2.6 Quorum; Adjourned Meetings.

(a) Unless the Articles of Incorporation provide for a different proportion, shareholders holding at least a majority of the voting power of the Corporation’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these By-Laws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

(b) If a quorum is not represented, a majority of the voting power represented or the person presiding over the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might otherwise have been transacted at the adjourned meeting as originally called. When a shareholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each shareholder of record as of the new record date. The shareholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough shareholders to leave less than a quorum of the voting power.

Section 2.7 Voting.

(a) Unless otherwise provided in the NRS, the Articles of Incorporation, or any resolution providing for the issuance of preferred stock and the designations thereto, adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each shareholder of record, or such shareholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such shareholder’s name at the close of business on the record date.

(b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual at the close of business on the record date (including pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy. With respect to shares held by a representative of the estate of a deceased shareholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may vote such shares even though the shares do not stand of record in the name of the receiver but only if and to the extent that the order of a court of competent jurisdiction which appoints the receiver contains the authority to vote such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c) With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the By-Laws of such other corporation prescribe, by such individual as may be appointed by resolution of the Board of Directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or any Vice President of such corporation; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such shareholder upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d) Notwithstanding anything to the contrary contained herein and except for the Corporation’s shares held in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned or held by it, and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote does vote any of such shareholder’s shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f) With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(i) If only one person votes, the vote of such person binds all.
(ii) If more than one person casts votes, the act of the majority so voting binds all.
(iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g) If a quorum is present, unless the Articles of Incorporation, these By-Laws, the NRS, or other applicable law provide for a different proportion, action by the shareholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the shareholders by the laws of the State of Nevada, the Articles of Incorporation or these By-Laws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

(h) If a quorum is present, directors shall be elected by a plurality of the votes cast.

Section 2.8 Proxies. At any meeting of shareholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. If a shareholder designates two or more persons to act as proxies, then a majority of those persons present at a meeting has and may exercise all of the powers conferred by the shareholder or, if only one is present, then that one has and may exercise all of the powers conferred by the shareholder, unless the shareholder’s designation of proxy provides otherwise. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.9 Action Without Meeting.

(a) Any other action that maybe taken at a meeting of the shareholders may be taken without a meeting, and without prior notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written consent shall be given at least ten (10) business days before the consummation of the action authorized by such approval;

(b) Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner provided in Section 2.4(c) of these By-Laws.

(c) Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 2.10 Organization.

(a) Meetings of shareholders shall be presided over by the Chairman of the Board, or, in the absence of the Chairman, by the Chief Executive Officer, if any, or if there be no Chief Executive Officer or in the absence of the Chief Executive Officer, by the President, or, in the absence of the President, or, in the absence of any of the foregoing persons, by a Chairman designated by the Board of Directors, or by a Chairman chosen at the meeting by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting. The order of business at each such meeting shall be as determined by the Chairman of the meeting. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of procedures for the maintenance of order and safety, (ii) limitation on participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit, (iii) limitation on the time allotted for consideration of each agenda item and for questions or comments by meeting participants, (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof and (v) the opening and closing of the voting polls. The Board of Directors, in its discretion, or the chairman of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b) The Chairman of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

(c) Only such persons who are nominated in accordance with the procedures set forth in Section 2.12 shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.12. If any proposed nomination or business was not made or proposed in compliance with Section 2.12 (including proper notice under Section 2.13 and including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such shareholder’s representation pursuant to clause (a)(iv)(D) of Section 2.13), then the Chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. If the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

Section 2.11 Consent to Meetings. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice, to the extent such notice is required, if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice or consent, except as otherwise provided in these By-Laws.

Section 2.12 Director Nominations and Business Conducted at Meetings of Shareholders. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the Board of Directors, subject to Paragraph 3.5 below,  or (ii) by any shareholder of the Corporation who is entitled to vote on such matter at the meeting, who complied with the notice procedures set forth in Section 2.13 of these By-Laws and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or the Chairman of the Board or (ii) by any shareholder of the Corporation who is entitled to vote on such matter at the meeting, who complied with the notice procedures set forth in Section 2.13 of these By-Laws and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

Section 2.13 Advance Notice of Director Nominations and Shareholder Proposals by Shareholders.

(a) For nominations or other business to be properly brought before an annual meeting by a shareholder and for nominations to be properly brought before a special meeting by a shareholder in each case pursuant to Section 2.12 of these By-Laws, the shareholder of record must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The notice must be provided by a shareholder of record and must set forth:

(i) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed: (A) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of such beneficial owner, (B) the class and number of shares of stock of the Corporation which are owned of record by such shareholder and such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of stock of the Corporation owned of record by the shareholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

(iv) as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner, and if such shareholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such person, a “control person”): (A) the class and number of shares of stock of the Corporation which are beneficially owned (as defined below) by such shareholder or beneficial owner and by any control person as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of stock of the Corporation beneficially owned by such shareholder or beneficial owner and by any control person as of the record date for the meeting, (B) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such shareholder or beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder, beneficial owner or control person) and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, such shareholder or beneficial owner and by any control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation's stock, or maintain, increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (D) a representation whether the shareholder or the beneficial owner, if any, and any control person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding stock required to approve or adopt the business to be proposed (in person or by proxy) by the shareholder.

(b) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director.

(c) For purposes of Section 2.13(a), a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(iv)(A) of this Section 2.13, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(d) This Section 2.13 shall not apply to notice of a proposal to be made by a shareholder if the shareholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(e) If the shareholder does not provide the information required under clauses (a)(iii)(B) and (a)(iv)(A)-(C) of this Section 2.13 to the Corporation within the time frames specified herein, or if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chairman of the meeting shall have the power to determine whether notice of a nomination or of any business proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 2.13. Notwithstanding the foregoing provisions hereof, a shareholder shall also comply with all applicable requirements of the Act, and the rules and regulations thereunder with respect to the matters set forth herein.

ARTICLE III
DIRECTORS

Section 3.1 General Powers; Performance of Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in Chapter 78 of the NRS or the Articles of Incorporation.

Section 3.2 Number, Tenure, and Qualifications. The Board of Directors shall consist of at least five (5) individuals and not more than eleven (11) individuals. The number of directors within the foregoing fixed minimum and maximum may be established and changed from time to time solely by resolution adopted by the Board of Directors without amendment to these By-Laws or the Articles of Incorporation. Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section shall restrict the right of the Board of Directors to fill vacancies or the right of the shareholders to remove directors as is hereinafter provided.

Section 3.3  Chairman of the Board. The Board of Directors may elect a Chairman of the Board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and shareholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these By-Laws or as provided by law.

Section 3.4 Election And Tenure Of Office. The directors shall be elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors have been elected and qualified.

Section 3.5 Board Positions. At any Special or Regular Meeting of Directors, where the Board of Directors determines the slate of nominees (the "Slate") who are to be presented to the shareholders to stand for election to the Board of Directors at the next annual meeting of shareholders, if there is a standing Nominating Committee, the Board shall either accept or reject, in whole or in part, the Slate presented by the Nominating Committee.  Whether or not there is a standing Nominating Committee, the Board shall determine the Slate and the number of directors to stand for election to the Board.  However, the total Slate shall not have more than two directors that are not "Independent Director(s)", (as that term is defined in NASDAQ Rule 4200 a(15)), unless the number of Non-independent Director nominees are increased by unanimous resolution of the Board of Directors.

Section 3.6 Removal and Resignation of Directors. Any director may be removed from office with or without cause by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class) excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred. In addition, the Board of Directors of the Corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the  Chairman of the Board, if any, the Chief Executive Officer, if there be one or President if there be no Chairman or Chief Executive officer, or the Secretary, or in the absence of all of them, any other officer or Director of the Corporation.

Section 3.7 Vacancies; Newly Created Directorships. Subject to any rights of the holders of preferred stock, if any, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, in either case though less than a quorum, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of shareholders and when their successors are elected or appointed, at which the term to which he or she has been elected expires, or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 3.8 Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the shareholders at which directors are elected, the Board of Directors, including directors newly elected, shall hold its annual meeting without call or notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings, and if the Board of Directors so provides with respect to a regular meeting, notice of such regular meeting shall not be required.

Section 3.9 Special Meetings. Subject to any rights of the holders of preferred stock, if any, and except as otherwise required by law, special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or if there be no Chairman of the Board, by the Chief Executive Officer, if any, or by the President or the Secretary, and shall be called by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President, or the Secretary upon the request of at least two directors of the Board of Directors. If the Chairman of the Board, or if there be no Chairman of the Board, each of the Chief Executive Officer, the President, and the Secretary, fails for any reason to call such special meeting, a special meeting may be called by a notice signed by at least two directors of the Board of Directors.

Section 3.10 Place of Meetings. Any regular or special meeting of the Board of Directors may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate including electronic communication either by teleconference or video conference. A waiver of notice signed by the directors may designate any place, time or format for the holding of such meeting.

Section 3.11 Notice of Meetings. Except as otherwise provided in Section 3.8 above, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation, at least forty-eight (48) hours before the time of such meeting, a copy of a written notice of any meeting (i) by delivery of such notice personally, (ii) by mailing such notice postage prepaid, (iii) by facsimile, (iv) by overnight courier, (v) by telegram, or (vi) by electronic transmission or electronic writing, including, without limitation, e-mail. If mailed to an address inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via facsimile, by electronic transmission or electronic writing, including, without limitation, e-mail, the notice shall be deemed delivered upon sender’s receipt of confirmation of the successful transmission. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 3.12 Quorum; Adjourned Meetings.

(a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

(b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.13 Manner of Acting. Except as provided in Section 3.14 below, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Section 3.14 Super-majority Approval. Notwithstanding anything to the contrary contained in these By-Laws or the Articles of Incorporation, the following actions may be taken by the Corporation only upon the approval of two-thirds of the directors present at a meeting at which a quorum is present:

(a) any voluntary dissolution or liquidation of the Corporation.
(b) the sale of all or substantially all of the assets of the Corporation.
(c) the filing of a voluntary petition of bankruptcy by the Corporation.

Section 3.15 Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or video or similar method of communication by which all persons participating in such meeting can hear and / or see each other. Participation in a meeting pursuant to this Section 3.15 constitutes presence in person at the meeting.

Section 3.16 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.17 Powers and Duties.

(a) Except as otherwise restricted by Chapter 78 of the NRS or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to sub-delegate, and upon such terms as it deems fit.

(b) The Board of Directors, in its discretion, or the Chairman presiding at a meeting of shareholders, in his or her discretion, may submit any contract or act for approval or ratification at any annual meeting of the shareholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

(c) The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.18 Compensation. The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board of Directors establishes the compensation of directors pursuant to this Section 3.18, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.19 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, if any, or in his or her absence by a Chairman chosen at the meeting. The Secretary, or in the absence, of the Secretary, an Assistant Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any assistant Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting. The order of business at each such meeting shall be as determined by the Chairman of the meeting.

ARTICLE IV
OFFICERS

Section 4.1 Election. The Board of Directors shall appoint an Chairman of the Board, CEO,  President, a Secretary and a Treasurer or the equivalents of such officers. Such officers shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal. The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors. Any individual may hold two or more offices.

Section 4.2 Removal; Resignation. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section 4.4 Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer who, subject to the supervision and control of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and perform such other duties and have such other powers which are delegated to him or her by the Board of Directors, these By-Laws or as provided by law.

Section 4.5 Chairman of the Board. The Board of Directors may elect a Chairman  of the Board, who shall perform such duties and have such other powers which are delegated to him or her by the Board of Directors, these By-Laws or as provided by law   and any other areas assigned by the Board or by the Chief Executive Officer.

Section 4.6 President. The position of President may be appointed by the Board of Directors, and is subject to the supervision and control of the Board of Directors and / or the CEO. The President shall, in general, actively supervise and control the business and affairs of the Corporation. The President shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation. The President shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the Chief Executive Officer, if any, these By-Laws or as provided by law. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall elect or appoint different individuals to hold such positions.

Section 4.7 Vice Presidents. (a)The Board of Directors may appoint one or more Vice Presidents who shall be an Executive Officer of the Company. In the absence or disability of the President, or at the President’s request, the Vice President or Vice Presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the Vice Presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the President, shall perform all of the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions on the President. Each Vice President shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the President, these By-Laws or as provided by law.

(b The Board of Directors may by resolution, authorize the Chief Executive Officer to hire one or more employees and to give such employees the title of "Vice President". Each employee given the title of Vice President, shall not be an Executive Officer of the Company.

Section 4.8 Secretary. The Secretary shall attend all meetings of the shareholders, the Board of Directors and any committees thereof, and shall keep, or cause to be kept, the minutes of proceedings thereof in books provided for that purpose. He or she shall keep, or cause to be kept, a register of the shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the shareholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. The Secretary shall be custodian of the corporate seal, if any, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or any appropriate committee may direct. The Secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the Chief Executive Officer, if any, the President, these By-Laws or as provided by law.

Section 4.9 Chief Financial Officer. The Chief Financial Officer ("CFO")shall be the Principal Accounting Officer , subject to the order of the Board of Directors, shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto. The CFO shall keep, or cause to be kept, full and accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President. The CFO shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chief Executive Officer, if any, the President, if any, these By-Laws or as provided by law. The CFO shall, if required by the Board of Directors, give bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the CFO and for restoration to the Corporation, in the event of the CFO’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the CFO’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

Section 4.10 Execution of Negotiable Instruments, Deeds and Contracts. All (i) checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation, (ii) deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party and (iii) assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors may from time to time designate. The Board of

Directors may authorize the use of the facsimile signatures of any such persons. Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

ARTICLE V
CAPITAL STOCK

Section 5.1 Issuance. Shares of the Corporation’s authorized capital stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2 Stock Certificates and Uncertificated Shares.

(a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (i) the Chief Executive Officer, if any, the President, or a vice President designated in writing by the Board of Directors or Chief Executive Officer, and (ii) the Secretary, an assistant Secretary, the Chief Financial Officer, if any, of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation; provided, however, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the shareholders. Whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such shareholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these By-Laws, any agreement among shareholders or any agreement between the shareholders and the Corporation, and, at least annually thereafter, the Corporation shall provide to such shareholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by the NRS, the rights and obligations of the shareholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates.

(c) Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS then in effect, or such other federal, state or local laws or regulations then in effect.

Section 5.3 Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any shareholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the Treasurer or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 5.4 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of shareholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5 Transfer of Shares. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of any certificate(s) therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation.

Section 5.6 Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.7 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation’s stock.

ARTICLE VI
DISTRIBUTIONS

Section 6. Distributions. Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, in accordance with and as provided in Section 2.5, prior to the distribution for the purpose of determining shareholders entitled to receive any distribution.

ARTICLE VII
RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

Section 7.1 Records. All original records of the Corporation, shall be kept at the principal office of the Corporation by or under the direction of the Secretary or at such other place or by such other person as may be prescribed by these By-Laws or the Board of Directors.

Section 7.2 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3 Fiscal Year-End. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE VIII
INDEMNIFICATION

Section 8.1 Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) For purposes of this Article, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.

(iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these By-Laws, agreement, vote of shareholders or directors, or otherwise.

(d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2 Amendment. The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 8.2. Notwithstanding any other provision of these By-Laws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these By-Laws (including, without limitation, Article X), no repeal or amendment of these By-Laws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the shareholders as set forth in Article X; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE IX
CHANGES IN NEVADA LAW

Section 8.1 Changes in Nevada Law. References in these By-Laws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these By-Laws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these By-Laws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the Corporation, without the requirement of any further action by shareholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE X
AMENDMENT OR REPEAL
Section 10.1 Amendment of By-Laws.

(a) Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend or repeal these By-Laws or to adopt new By-Laws.

(b) Shareholders. Notwithstanding Section 10.1(a), these By-Laws may be amended or repealed in any respect, and new By-Laws may be adopted, in each case by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation, voting together as a single class.

CERTIFICATION

The undersigned, as the duly elected Secretary of iMedicor, Inc., a Nevada corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation adopted the foregoing Amended and Restated By-Laws as of the 15 day of August, 2013.

_________________________, Secretary